Exhibit 22.1

                 Subsidiaries of WARP Technology Holdings, Inc.


1.          WARP Solutions, Inc., Delaware corporation.
2.          6043577 Canada, Inc., Canadian corporation.
3.          Spider Software, Inc., Canadian corporation.